Exhibit 25.1
to Registration Statement

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

________

REGIONS BANK

(Exact names of trustees as specified in its charter)
Alabama State Banking Corporation (Jurisdiction of incorporation or organization if not a U.S. national bank)	63-0371391 (I.R.S. Employer Identification No.)

417 North 20th Street Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)

Robert B. Rinehart

Regions Bank

60 Commerce Street

Montgomery, Alabama 36104

334-230-6120

(Name, address and telephone number

of agent for service)

______

CenturyTel, Inc.

(Exact names of obligors as specified in their charters)

Louisiana (States or other jurisdictions of incorporation or organization)	72-0651161 (I.R.S. Employer Identification Nos)

100 CenturyTel Drive Monroe, Louisiana (Address of principal executive offices)	71203 (Zip Code)

4.75% CONVERTIBLE SENIOR DEBENTURES, SERIES K, DUE 2032

(Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee:

            (a)    Name and address of each examining or supervising authority to which it is subject.

                            Federal Reserve Bank of Atlanta, Atlanta, Georgia
                            Alabama State Banking Department, Montgomery, Alabama.

            (b)    Whether it is authorized to exercise corporate trust powers.

                            Yes

Item 2.     Affiliations with the obligor.

            None. Certain officers and directors of CenturyTel, Inc. (namely, Glen F. Post, III, Chief Executive Officer and Chairman of the Board, and William R. Boles, Jr., Director) act as non-voting regional advisory directors of an affiliate of Regions Bank, Regions Bank of Louisiana. Pursuant to Rule 7a-26 of the Trust Indenture Act of 1939, Regions Bank consequently disclaims the existence or admission of any control relationship arising out of these relationships.

Item 16.     List of exhibits.

            The additional exhibits listed below are filed herewith: (Exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.)

1a.	Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).
1b.

Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

2.	Not applicable.
3.	Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).
4.	Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).
5.	Not applicable.
6.	Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.
7.	Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2001.
8.	Not applicable.
9.	Not applicable.

__________

SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 9th of October, 2002.

REGIONS BANK

By:	/s/ Robert B. Rinehart
Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

REGIONS BANK

By:	/s/ Robert B. Rinehart
Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

Dated:    October 9, 2002

EXHIBIT 7 TO FORM T-1

CONSOLIDATED REPORT OF CONDITION OF

Regions Bank

of 417 North 20th Street, Birmingham, Alabama 35202

and Subsidiaries,

a member of the Federal Reserve System,

at the close of business June 30, 2002, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act

ASSETS		DOLLAR AMOUNT IN THOUSANDS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$1,068,908
Interest-bearing balances		6,881
Securities:
Held to maturity securities		7,228
Available for sale securities		8,180,308
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF’s:
Federal funds sold and securities purchased under agreements to resell		344,644
Loans and lease financing receivables:
Loans and leases, net of unearned income	$31,424,939
Less: Allowance for loan and lease losses	430,805
Less: Allocated transfer risk reserve	0
Loans and leases, net of unearned income, allowance, and reserve		30,994,136
Trading assets		0
Premises and fixed assets (including capitalized leases)		591,805
Other real estate owned		52,092
Investments in unconsolidated subsidiaries and associated companies		123,622
Customers liability to this bank on acceptances outstanding		53,844
Intangible assets:
Goodwill		144,602
Other intangible assets		158,311
Other assets		1,013,845
TOTAL ASSETS		$42,949,419

LIABILITIES		DOLLAR AMOUNT IN THOUSANDS
Deposits:
In domestic offices		$ 28,493,438
Noninterest-bearing	$ 2,834,346
Interest-bearing	25,659,092
In foreign offices, Edge and Agreement subsidiaries, and IBFs		3,215,919
Noninterest-bearing	0
Interest-bearing	3,215,919
Federal funds purchased and securities sold under agreements to repurchase		1,521,041
Trading liabilities		0
Other borrowed money		5,590,919
Bank’s liability on acceptances executed and outstanding		53,844
Subordinated notes and debentures		46,951
Other liabilities		496,418
TOTAL LIABILITIES		39,418,530
Minority interest in consolidated subsidiaries		156,676
EQUITY CAPITAL
Perpetual Preferred Stock and Related Surplus		0
Common stock		103
Surplus		1,052,167
Retained earnings		2,240,485
Accumulated other comprehensive income		126,458
Other equity capital components		0
TOTAL EQUITY CAPITAL		3,419,213
TOTAL LIABILITIES, MINORITY INTEREST AND EQUITY CAPITAL		$ 42,994,419